Exhibit 99.1
Samsara Reports Fourth Quarter and Full Fiscal Year 2024 Financial Results
•Q4 revenue of $276.3 million, representing 48% year-over-year growth, or 37% year-over-year adjusted revenue growth
•Ending ARR of $1.102 billion, representing 39% year-over-year growth
•1,848 customers with ARR over $100,000, up 49% year-over-year
SAN FRANCISCO, March 7, 2024 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations Cloud, reported financial results for the fourth quarter and fiscal year ended February 3, 2024, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“Fiscal year 2024 was another year of durable and efficient growth. We ended the year with $1.1 billion of ARR, growing 39% year-over-year. While sustaining high growth at scale, we remain committed to operating efficiently and recorded our first year of positive adjusted free cash flow,” said Sanjit Biswas, CEO and co-founder of Samsara. “We continue to see a vast opportunity for our customers and are excited to deliver on our mission to increase the safety, efficiency, and sustainability of the operations that power the global economy.”
Fourth Quarter Fiscal Year 2024 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q4 FY2024	Q4 FY2023	Y/Y Change
Annual Recurring Revenue (ARR)	$1,102.0	$795.1	39%
Total revenue	$276.3	$186.6	48%
Adjusted total revenue (1)	$256.5	$186.6	37%
GAAP gross profit	$207.3	$135.0	$72.3
GAAP gross margin	75%	72%	3	pts
Non-GAAP gross profit	$210.7	$137.5	$73.2
Non-GAAP gross margin	76%	74%	3	pts
GAAP operating loss	$(123.0)	$(60.0)	$(63.0)
GAAP operating margin	(45%)	(32%)	(13	pts)
Non-GAAP operating income (loss)	$13.5	$(14.7)	$28.2
Non-GAAP operating margin	5%	(8%)	13	pts
GAAP net loss per share, basic and diluted	$(0.21)	$(0.10)	$(0.11)
Non-GAAP net income (loss) per share, basic and diluted	$0.04	$(0.02)	$0.06
Net cash used in operating activities	$(41.9)	$(4.4)	$(37.5)
Net cash used in operating activities margin	(15%)	(2%)	(13	pts)
Adjusted free cash flow	$16.0	$(6.0)	$22.0
Adjusted free cash flow margin	6%	(3%)	9	pts

Fiscal Year 2024 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	FY 2024	FY 2023	Y/Y Change
ARR	$1,102.0	$795.1	39%
Total revenue	$937.4	$652.5	44%
Adjusted total revenue (1)	$917.7	$652.5	41%
GAAP gross profit	$690.4	$469.9	$220.5
GAAP gross margin	74%	72%	2	pts
Non-GAAP gross profit	$703.1	$479.4	$223.7
Non-GAAP gross margin	75%	73%	2	pts
GAAP operating loss	$(323.3)	$(259.5)	$(63.8)
GAAP operating margin	(34%)	(40%)	6	pts
Non-GAAP operating income (loss)	$1.3	$(77.0)	$78.3
Non-GAAP operating margin	0%	(12%)	12	pts
GAAP net loss per share, basic and diluted	$(0.54)	$(0.48)	$(0.06)
Non-GAAP net income (loss) per share, basic and diluted	$0.07	$(0.13)	$0.20
Net cash used in operating activities	$(11.8)	$(103.0)	$91.2
Net cash used in operating activities margin	(1%)	(16%)	15	pts
Adjusted free cash flow	$27.1	$(110.0)	$137.1
Adjusted free cash flow margin	3%	(17%)	20	pts
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.
Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the first quarter and fiscal year 2025, Samsara expects the following:

	Q1 FY2025 Outlook	FY 2025 Outlook
Total revenue	$271 million – $273 million	$1,186 million – $1,196 million
Year/Year revenue growth	33% – 34%	27% – 28%
Year/Year adjusted revenue growth (1)		29% – 30%
Non-GAAP operating margin	(3%)	2%
Non-GAAP net income per share, diluted	$0.00 – $0.01	$0.11 – $0.13
__________
(1)Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.

About Samsara
Samsara is the pioneer of the Connected Operations™ Cloud, which is a platform that enables organizations that depend on physical operations to harness Internet of Things (IoT) data to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across construction, transportation and warehousing, field services, manufacturing, retail, logistics, and the public sector. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.
These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as adjusted revenue, adjusted revenue growth rate, non-GAAP gross margin, non-GAAP operating margin, free cash flow margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict in Israel and Gaza, the emergence of pandemics and epidemics, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Financial Measures—Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which is a cash expense, is excluded because such taxes are tied to the timing and size of the vesting of the underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Lease modification, impairment, and related charges, and legal settlements are excluded because management believes that such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Adjusted Revenue / Adjusted Revenue Growth—Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin—We define non-GAAP income (loss) from operations, or non-GAAP operating income (loss), as income (loss) from operations excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, lease modification, impairment, and related charges, and legal settlements. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP income (loss) from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP income (loss) from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net loss excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, lease modification, impairment, and related charges, and legal settlements. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash used in operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow excluding the cash impact of non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances, and legal settlements. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	February 3, 2024	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$135,536	$200,670
Short-term investments	412,126	489,192
Accounts receivable, net	161,829	122,867
Inventories	22,238	40,571
Connected device costs, current	104,008	82,046
Prepaid expenses and other current assets	51,221	22,189
Total current assets	886,958	957,535
Restricted cash	19,202	23,096
Long-term investments	276,166	113,101
Property and equipment, net	54,969	59,278
Operating lease right-of-use assets	81,974	112,624
Connected device costs, non-current	230,782	194,852
Deferred commissions	177,562	140,166
Other assets, non-current	7,232	16,356
Total assets	$1,734,845	$1,617,008
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$46,281	$30,144
Accrued expenses and other current liabilities	61,437	53,824
Accrued compensation and benefits	37,068	36,030
Deferred revenue, current	426,369	300,113
Operating lease liabilities, current	20,661	22,047
Total current liabilities	591,816	442,158
Deferred revenue, non-current	139,117	126,452
Operating lease liabilities, non-current	78,830	100,873
Other liabilities, non-current	9,935	9,506
Total liabilities	819,698	678,989
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	9	7
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,368,597	2,107,013
Accumulated other comprehensive income (loss)	1,616	(652)
Accumulated deficit	(1,455,098)	(1,168,372)
Total stockholders’ equity	915,147	938,019
Total liabilities and stockholders’ equity	$1,734,845	$1,617,008

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Revenue	$276,274	$186,577	$937,385	$652,545
Cost of revenue	69,024	51,528	247,032	182,656
Gross profit	207,250	135,049	690,353	469,889
Operating expenses
Research and development	73,426	54,603	258,581	187,405
Sales and marketing	133,006	96,751	486,649	370,098
General and administrative	55,155	43,687	195,043	170,785
Lease modification, impairment, and related charges	—	—	4,762	1,056
Legal settlement	68,665	—	68,665	—
Total operating expenses	330,252	195,041	1,013,700	729,344
Loss from operations	(123,002)	(59,992)	(323,347)	(259,455)
Interest income and other income (expense), net	11,471	8,526	39,964	15,620
Loss before provision for income taxes	(111,531)	(51,466)	(283,383)	(243,835)
Provision for income taxes	1,840	2,132	3,343	3,587
Net loss	$(113,371)	$(53,598)	$(286,726)	$(247,422)
Other comprehensive income (loss):
Foreign currency translation adjustments	562	93	838	509
Unrealized gains (losses) on investments, net of tax	2,493	239	1,430	(1,065)
Other comprehensive income (loss)	3,055	332	2,268	(556)
Comprehensive loss	$(110,316)	$(53,266)	$(284,458)	$(247,978)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.10)	$(0.54)	$(0.48)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	543,250,066	521,515,286	534,878,501	514,279,230

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Operating activities
Net loss	$(113,371)	$(53,598)	$(286,726)	$(247,422)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,687	3,418	15,526	11,768
Stock-based compensation expense	64,687	43,983	237,082	177,473
Net accretion of discounts on investments	(4,161)	(3,326)	(16,888)	(4,368)
Lease modification, impairment, and related charges	—	—	4,762	1,056
Non-cash legal settlement	8,666	—	8,666	—
Other non-cash adjustments	2,525	2,110	4,571	6,488
Changes in operating assets and liabilities:
Accounts receivable, net	(50,244)	(34,167)	(46,420)	(47,464)
Inventories	4,865	3,930	18,332	(7,504)
Prepaid expenses and other current assets	(11,628)	(5,993)	(29,076)	(11,293)
Connected device costs	(20,896)	(24,093)	(57,893)	(83,086)
Deferred commissions	(16,099)	(11,954)	(37,396)	(22,409)
Other assets, non-current	242	(342)	509	(1,862)
Accounts payable and other liabilities	26,802	22,883	26,596	13,485
Deferred revenue	61,765	52,322	138,920	112,879
Operating lease right-of-use assets and liabilities, net	282	454	7,620	(762)
Net cash used in operating activities	(41,878)	(4,373)	(11,815)	(103,021)
Investing activities
Purchase of property and equipment	(2,095)	(6,003)	(10,953)	(33,240)
Purchases of investments	(199,145)	(329,885)	(740,546)	(685,615)
Proceeds from sales of investments	1,994	—	8,168	—
Proceeds from maturities and redemptions of investments	156,601	86,625	664,694	86,625
Other investing activities	—	(50)	(50)	382
Net cash used in investing activities	(42,645)	(249,313)	(78,687)	(631,848)
Financing activities
Proceeds from issuance of common stock in connection with equity compensation plans	9,767	7,179	23,202	18,047
Payment of offering costs	—	—	—	(2,532)
Payment of principal on finance leases	(789)	(447)	(2,205)	(1,303)
Net cash provided by financing activities	8,978	6,732	20,997	14,212
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	501	584	477	113
Net decrease in cash, cash equivalents, and restricted cash	(75,044)	(246,370)	(69,028)	(720,544)
Cash, cash equivalents, and restricted cash, beginning of period	229,782	470,136	223,766	944,310
Cash, cash equivalents, and restricted cash, end of period	$154,738	$223,766	$154,738	$223,766

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Total revenue and revenue growth rate reconciliation
GAAP revenue	$276,274	$186,577	$937,385	$652,545
Less:
Additional week in Q4 FY24	19,734	—	19,734	—
Adjusted revenue (1)	$256,540	$186,577	$917,651	$652,545
GAAP revenue growth rate	48%	48%	44%	52%
Adjusted revenue growth rate (1)	37%	48%	41%	52%

Gross profit and gross margin reconciliation
GAAP gross profit	$207,250	$135,049	$690,353	$469,889
Add:
Stock-based compensation expense-related charges (2)	3,418	2,423	12,725	9,466
Non-GAAP gross profit	$210,668	$137,472	$703,078	$479,355
GAAP gross margin	75%	72%	74%	72%
Non-GAAP gross margin	76%	74%	75%	73%

Operating income (loss) and operating margin reconciliation
GAAP loss from operations	$(123,002)	$(59,992)	$(323,347)	$(259,455)
Add:
Stock-based compensation expense-related charges (2)	67,835	45,331	251,190	181,424
Lease modification, impairment, and related charges	—	—	4,762	1,056
Legal settlement (4)	68,665	—	68,665	—
Non-GAAP income (loss) from operations	$13,498	$(14,661)	$1,270	$(76,975)
GAAP operating margin	(45)%	(32)%	(34)%	(40)%
Non-GAAP operating margin	5%	(8)%	0%	(12)%

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
GAAP net loss	$(113,371)	$(53,598)	$(286,726)	$(247,422)
Add:
Stock-based compensation expense-related charges	67,835	45,331	251,190	181,424
Lease modification, impairment, and related charges	—	—	4,762	1,056
Legal settlement (4)	68,665	—	68,665	—
Non-GAAP net income (loss) (5)	$23,129	$(8,267)	$37,891	$(64,942)

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net income (loss) per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.10)	$(0.54)	$(0.48)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.25	0.08	0.61	0.35
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted (6)	$0.04	$(0.02)	$0.07	$(0.13)
Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	543,250,066	521,515,286	534,878,501	514,279,230
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, basic	543,250,066	521,515,286	534,878,501	514,279,230
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted (6)	571,102,601	521,515,286	562,651,874	514,279,230

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash used in operating activities	$(41,878)	$(4,373)	$(11,815)	$(103,021)
Purchase of property and equipment	(2,095)	(6,003)	(10,953)	(33,240)
Free cash flow	(43,973)	(10,376)	(22,768)	(136,261)
Purchase of property and equipment for build-out of corporate office facilities, net of tenant allowances (7)	—	4,353	(10,179)	26,227
Legal settlement (8)	60,000	—	60,000	—
Adjusted free cash flow	$16,027	$(6,023)	$27,053	$(110,034)
Net cash used in operating activities margin	(15)%	(2)%	(1)%	(16)%
Free cash flow margin	(16)%	(6)%	(2)%	(21)%
Adjusted free cash flow margin	6%	(3)%	3%	(17)%
__________
(1)Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
(2)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Fiscal Year Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Cost of revenue	$3,418	$2,423	$12,725	$9,466
Research and development	26,504	17,897	95,220	64,184
Sales and marketing	19,893	12,313	75,203	54,072
General and administrative	18,020	12,698	68,042	53,702
Total stock-based compensation expense-related charges (3)	$67,835	$45,331	$251,190	$181,424
__________
(3)Stock-based compensation expense-related charges included approximately $3.1 million and $14.1 million of employer taxes on employee equity transactions for the three months and fiscal year ended February 3, 2024, respectively, and approximately $1.3 million and $4.0 million of employer taxes on employee equity transactions for the three months and fiscal year ended January 28, 2023, respectively.
(4)In January 2024, we settled non-recurring lease-related litigation and recognized a one-time operating expense charge of $68.7 million for the three months and fiscal year ended February 3, 2024. The settlement amount consisted of a $60.0 million cash payment and $8.7 million associated with a previously drawn letter of credit.
(5)There were no material income tax effects on our non-GAAP adjustments for all periods presented.
(6)For each period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.
(7)In April 2023, we settled a lease dispute which was primarily related to lease incentives associated with leasehold improvements in the form of a tenant allowance and received $11.3 million.

(8)In January 2024, we settled non-recurring lease-related litigation and made a one-time cash payment of $60.0 million.